UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2021

BEAM GLOBAL

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BEEM	NASDAQ Capital Market
Warrants	BEEMW	NASDAQ Capital Market

Item 8.01. Other Events.

Beam Global (the “Company”) deeply regrets to announce that Mr. Robert C. Schweitzer, member of the Company’s Board of Directors (the “Board”) and member of the Audit, Compensation and Nominating and Governance committees passed away on February 21, 2021. Mr. Schweitzer joined the Company’s Board in August 2018. The Company is extremely grateful for Mr. Schweitzer’s dedication and service to the Company. The Company’s management and Board extends its sincere condolences to Mr. Schweitzer’s family.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 26, 2021, the Company notified the NASDAQ Stock Market, LLC that due to Mr. Schweitzer’s death the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Audit Committee to be comprised of a minimum of three independent directors. Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Nasdaq Listing Rule 5605(c)(2)(A), which cure period will expire upon August 20, 2021. The Company intends to appoint an additional independent director to the Audit Committee of the Board prior to the end of the cure period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: February 26, 2021	By:	/s/ Katherine H. McDermott
	Name:	Katherine H. McDermott
	Title:	Chief Financial Officer

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